                                                                   EXHIBIT 10.23

                              COOPERATION AGREEMENT
                                       ON
                            SHORT-MESSAGING SERVICES


PARTY A: GUANGDONG MOBILE TELECOMMUNICATIONS CORPORATION

PARTY B: BEIJING AIRINBOX INFORMATION TECHNOLOGIES CO., LTD


Guangdong Mobile Telecommunications Corporation (hereinafter referred to as "Party A") is a network operation company that has been approved by the Chinese authority in charge of information industry under the State Council to provide mobile network telephone services (including voice message, data and multimedia) to the general public within Guangdong province.

Beijing AirInBox Information Technologies Co.,Ltd. (hereinafter referred to as the "Party B") uses wireless interconnections as its major platform to provide a range of mobile message services to customers who can access the Internet via mobile terminals or PCs.

For the purposes of giving full play of the advantage of each Party in its service area and providing Monternet WAP services to its subscribers in Guangdong and other users permitted by Party A, the parties have reached the following agreement with respect to SMS cooperation in accordance with the principles of equal benefit, advantage sharing, and mutual development.

ARTICLE 1       CONTENT OF THE COOPERATION PROJECT

1. As a provider of the platform for the delivery of SMS, Party A will provide networking channel to Party B for a fee.

2. Party B shall, through Party A's SMS platform, provide the following information and application services to Party A's subscribers of Gotone and M-Zone in Guangdong and other subscribers agreed by Party A. Party B shall, according to subscribers' customization requirements, provide subscribers with timely information services with sound quality and quantity.


3. Party A shall use its billing and business supporting system to provide Party B with paid business billing and fee collection service.

ARTICLE 2       PARTY A'S RIGHTS AND OBLIGATIONS

1. Party A shall have the right to verify operation license for internet information services or operation license for telecom value-added services, credit certificate, business license, source of information and bank account and other materials relating to the normal operation of business provided by Party B.

2. Party A shall provide Party B with the connection point for SMS service and SMS service volume control. Party A has the right to adjust SMS service volume according to the capacity of its SMS center.

3. Any expansion of Party B's business offerings or its application to alter its business shall be subject to Party A's review within 10 days upon submission of related materials by Party B.

4. Party A shall have the ownership of its subscribers and the right to know about Party B's business. Party A has the right to request Party B to provide Party A with customer information, business profile, log and statistics relating to Party B's Monternet services.

5. Party A shall have the right to stipulate measures for the management of the Monternet services and to examine the performance standards and the documentation with respect to customer services; Party A also have the right to require Party B to observe and implement the above mentioned measures and standards. Party A shall carry out 1-2 performance reviews on Party B each year according to the management requirements mentioned above.

6. Party A shall provide Party B with a system to identify and verify user registration and log-on information, which system shall be connected with Party B's content service system, and the subscriber data recorded by such system shall be the controlling information on the subscribers' usage of Party B's services.

7. Party A shall provide Party B with a customer service number for the customer to make complaint and enquiry calls. Party A's customer service center shall be the party to make final confirmation and distribution of Monternet customer service problems, Party B's customer service personnel or customer service system shall assist Party A to analyze and deal with complaints and enquiries relating to relevant customer services. Party A has the right to forward such customer complaints and enquiries not arising from network communication problems. Party A shall be liable for such customer enquiries and complaints due to network communication problems.

8. Party A shall collect the service fee from subscribers for Party B based on Party A's billing information.

9. Party A shall provide to Party B volume information at its SMS gateway recording the amount of SMS sent by Party B; Party A's information will be the basis for the settlement of SMS communication network fee.

10. Party A has the right to verify the profit forecast of the parties provided by Party B to Party A prior to the activation of the service to be provided by Party A.

11. Party A and Party B can jointly engage in marketing and customer advertisement. Party A has the right to request Party B to identify the brand of "MONTERNET" upon Party A's examination and approval. In the event that Party B's promotion and advertisement involves the corporate name and other brand specifications of Party A, it shall be subject to Party A's prior examination and approval.

ARTICLE 3       PARTY B'S RIGHTS AND OBLIGATIONS:

1. Party B shall provide Party A with true and reliable operation license for internet information services or operation license for telecom value-added services, credit certificate, business license, source of information and bank account and other materials relating to the normal operation of business, and guarantee that the billing for such information services is in compliance with relevant provisions of the State pricing authority.

2. Party B shall ensure content compliance with regulations and the nine categories of illegal information listed in Information Source Networking Information Safety and Security Liability Statement (Exhibit 4). Party B shall be responsible for filtering the content (including the information edited by the user through Party A's network) of information provided by users, prohibiting any kinds of unhealthy and illegal information.

3. Party B shall provide Party A with its preliminary response within 2 hours of receiving customer complaints and verify the reasons for the problems underlying such complaints within one working day.

4. Party B shall verify the true identity of users and display calling number along with the SMS. Any information directly being sent to other users' Mobile phone only with anonymous and pet name will not be allowed (excluding the chatting business of fictitious community).

5. Party B shall strictly control the function of group SMS service and ensure a piece of SMS can be reached by at most 1-2 calling numbers.

6. During the term of this agreement, Party B shall not provide any third parties the same information services that it provides to Party A through any channels or any means; Party B must create a separate database for Party A's subscribers(135 -- 139) that is separate from that for the subscribers of any third parties. Further, Party B shall not provide any Monternet services to any third parties any time through any means (including chatting through SM, self-editing SM and sending SM through network).

7. Party B shall not publish advertisement or other non-relevant information on its website. Any supplement to Party B's business and application for business alteration shall be subject to Party A's review and approval, and shall be verified by Party A's billing examination. Party B shall timely deliver to Party A such business materials that require Party B's resolution. (As of the date of this Agreement, basic information provided by Party B are listed as Exhibit 3 hereto.)

8. Party B shall provide Party A with reports on the customer development, customer category, customer habit, business forecast and subscriber information necessary for the administration of Party B's services, and ensure timely upgrade of Party A's customer database. Party A shall keep such information confidential in accordance with Article 7 "Confidential Information." Party B shall be responsible for providing system to keep a log of the required information mentioned above and shall keep historical records for at least one month.

9. Party B shall ensure that customers are informed of the price, content and the manner through which its services are provided prior to the delivery of its services.

10. Party B shall obtain customer's consent before providing its services and shall, according to subscribers' customization requirements, provide subscribers with timely, quality and the correct quantity of information services.

11. Party B shall observe Party A's measures with respect to the management of the Monternet services and standards of customer service and documentation; in addition, Party B shall be subject to Party A's inspection and supervision. If, for whatever reason, Party B withdraws from providing WAP services to Party A, Party B must provide a one-month grace period to continue its service and make a website announcement on its website (WWW/WAP) or other channels to keep Party A's subscribers informed.

12. Party B shall handle customer enquiries and complaints not resulting from network communication problems and establish effective channels for complaints that will be directed to Party A's customer service center. Party B shall assume the ultimate liability to customers for such customer complaints for which neither Party A nor Party B can give a reasonable explanation.

13. Party B shall fill out the number of billable characters in each delivered message as required by Party A, and the form of the bill must conform to the date format provided by Party A.

14.   Party B shall be solely liable for tax payment on its profit.

15. Party B shall issue a formal invoice to Party A for such information service fees collected from Party A.

16. Party B shall actively engage itself in marketing and customer promotion. The content of Party B's promotion and advertisement materials shall include the "MONTERNET" brand as required by Party A.

17. Within 6 months after the effectiveness of the Agreement, Party B shall not conduct the same or similar WAP services within Guangdong province with any third party.

ARTICLE 4       MAINTENANCE RESPONSIBILITIES

1. Responsibilities for maintenance shall be divided at the point where the equipment of the parties connects; each Party shall perform its respective obligations to ensure the normal operation of their services.

2.    Detailed responsibilities of the parties are listed in Exhibit 1 hereto.

ARTICLE 5       BILLING AND SETTLEMENT

1. Party A shall be entitled to the network fees arising from customers' use of SMS services. Party A and Party B together shall share in the information service fees paid by customers in accordance with a pre-determined percentage.

2. If subscribers refuse to pay the information service fees due to problems with the quality of Party B's service, such unpaid amount shall be deducted from Party B's share of the information fees.

3. If Party B fails to transmit its information services in accordance with the format requirements of Party A (i.e., by including in each message certain wordings regarding information service fees), Party A will not include such amount in the information fees collected for Party B and Party B shall be solely liable for any consequence arising therefore.

4. Detailed method for billing and settlement is set forth in Exhibit 2 hereto.

ARTICLE 6       REWARD AND PUNISHMENT PROVISIONS

1. With the occurrence of any of the following circumstances, Party A has the right to require Party B to reform and reorder immediately, and even has the right to deduct from the information service fee collected by Party A according to different circumstances. Party A has the right to terminate the agreement immediately in very serious circumstances.

1.1 Party B is in violation of laws, regulations, measures or policies concerning China's telecommunications or Internet information.

1.2 The content provided by Party B is in violation of applicable laws, regulations and policies of state, Party B send illegal information set forth in Information Source Access Network Safeguard Duty (Schedule 4) through the Party's A system.

1.3 Party B acts substantially reckless in the collection of fees from the users.

1.4 Severe complaint from customers with respect to the quality of Party B's services.

1.5 Party B fails to observe the standards in using Party A's corporate name and other brands as provided in this Agreement and such failure has resulted in bad influence on the society.

1.6 Realizing inter-connection by using data application services provided by Party A, or causing inter-connection between third parties using Monternet services using services including short-messaging chatting, self-edited short-messaging or Internet disseminated short-messageing.

1.7 Party A's network system is damaged due to Party B's system testing, activation and modification. Other conduct of Party B in violation of this Agreement.

1.8 Party B's customers are seriously affected by Party B's system testing, activation and modification, which results in strong complaints from the customers.

1.9  Other behavior violated the agreement committed by Party B.

2. With the occurrence of any of the following circumstances, Party A has the right to terminate the corporation or deny to renew the agreement.

     1) Party B fails to provide Party A with true and reliable operation license for internet information services or operation license for telecom value-added services, credit certificate, business license, source of information and bank account and other materials relating to the normal operation of business, and the billing for such information services isn't in compliance with relevant provisions of the State pricing authority.

     2) Party lies in the late 5 for consecutive two times during Party A's review, and the reform has no effect.

     3) Party A's written warn has no effect when Party B fails to prior deliver the expected revenue date of both parties during the period of corporation.

     4) Party B has other serious fraud behavior during the period of corporation.

3. If Party B lies in the top 10 for the Party A's review, Party A will prevail to provide resources and assist Party B for advertising, and will firstly take Party B's other requirement into consideration.

4. If Party B has effectively performed the obligations under the agreement, and the claims rate from users is relatively law, then Party A will prevail to consider to renew the agreement with Party B.

ARTICLE 7       CONFIDENTIALITY

1. Both parties shall be responsible to keep confidential all the customer materials obtained from such services.


2. Proprietary information received by one Party from the other Party (the "Disclosing Party") that is developed, created, discovered or learned by the Disclosing Party, or transferred to the Disclosing Party, and is of commercial value to the business of the Disclosing Party, including but not limited to relevant commercial secret, computer program, design techniques, idea, know-how, process, data, business and product development plan, customer information relating to the business of the Disclosing Party and other information, or confidential information that the Disclosing Party receives from another party, shall remain the property of the Disclosing Party, the other Party shall keep confidential any and all proprietary information, and without prior written consent of the Disclosing Party, shall not use or disclose such proprietary information to any individual or entity, except for the purpose of normal performance of the obligations hereunder.

3. Both parties shall be responsible to keep confidential this cooperation and the terms and conditions of this Agreement. Without prior written consent of the other Party, neither Party shall disclose to any third party details of the cooperation between the parties and the terms and conditions of this Agreement.

ARTICLE 8       LIABILITY FOR BREACH

1. If this Agreement cannot be performed due to any Party's violation of this Agreement, the other Party shall have the right to terminate this Agreement.

2. If any party breaches any obligations under this Agreement and incurs bad social impact or economic losses to the other party, the other party shall have the right to hold the breaching party responsible for such breach, requires the breaching party to reverse such impact and make corresponding compensations, and to terminate this Agreement.

ARTICLE 9       FORCE MAJEURE

Any party hereto shall not be held responsible for the other party's economic losses or the failure or delay to perform all or any part of this Agreement due to force majeure events that could not be predicted and the result of which cannot be controlled or prevented. However, the party affected by such force majeure events shall promptly provide the other party with written notice of such occurrence and, within 15 days thereafter, send a valid certificate issued by the relevant authority explaining the details of such events and the reason for its failure or delay to perform all or any part of this Agreement. Both Parties shall negotiate the performance or termination of this

Agreement according to the degree of impact on the performance hereof caused by such events.

ARTICLE 10      AMENDMENT OR MODIFICATION

1. During the cooperation between the parties, relevant business management requirements and relevant customer management requirements stipulated by Party A for the Monternet shall be incorporated as a supplement hereto. If there is any conflict between the provisions of this Agreement and the management requirements, the management requirements shall prevail. Both parties agree to negotiate on the conflicting provisions, and execute a supplemental agreement.

2. If any party hereof intends to modify or terminate this Agreement, it shall provide written notice to the other party at least 15 day prior thereto. Notice in oral form shall be invalid. Any dispute arising from the termination of this Agreement shall be negotiated in order to reach a resolution between the parties.

3. Any issues not included in this Agreement shall, upon agreement through amicable negotiations between the parties, be included as a written supplement hereto.

4. This Agreement shall be governed by the laws of the People's Republic of China. If the Parties hereto fail to reach an agreement in the event of any dispute, either Party may file a lawsuit before the court of the place where Party A is located.

5. This Agreement shall become effective after it is signed by the representative of the Parties and affixed with the official seal of the Parties, the term hereof shall be one year, which is renewable upon agreement by both Party A and Party B through consultation.

6. This Agreement and Exhibits hereto are in four originals, each of Party A and Party B holds two originals thereof, with the equal legal effect.


EXHIBIT 1: MAINTENANCE RESPONSIBILITIES
EXHIBIT 2: BILLING AND SETTLEMENT
EXHIBIT 3: PARTY B'S BUSINESS AND PRICE
EXHIBIT 4: INFORMATION SOURCE NETWORKING INFORMATION SAFETY AND

PARTY A:   GUANGDONG MOBILE TELECOMMUNICATIONS CORPORATION      /s/ Lin Zhenhui


PARTY B:   BEIJING AIRINBOX INFORMATION TECHNOLOGIES CO., LTD.  /s/ Yunfan Zhou

                                    STATEMENT

HEREBY, WE PROVE THAT THE RENEWAL OF SMS COOPERATION AGREEMENT BETWEEN OUR CORPORATION AND BEIJING AIRINBOX INFORMATION TECHNOLOGIES CO.,LTD IS STILL IN PROCESS, AND THE COORATION IS STILL EFFECITIVE.


                                     GUANGDONG MOBILE COMMUNICATIONS CORPORATION
                                                                          (SEAL)